    *CERTAIN MATERIAL DEEMED CONFIDENTIAL BY THE COMPANY HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE COMMISSION.

                            PATENT PURCHASE AGREEMENT

                  This Patent Purchase Agreement (the "Agreement") made this 22nd day of May, 1998 (the "Effective Date"), is by and among INTER*ACT SYSTEMS, INCORPORATED, a North Carolina corporation, having offices at 14 Westport Avenue, Norwalk, Connecticut 06851 ("Inter*Act"), CREDIT VERIFICATION CORPORATION, a Texas corporation, having offices at 401 N. Loop 322, Abilene, Texas 79601 ("CVC") and David W. Deaton, residing at 1201 Cedar Crest Drive, Abilene, Texas 79601 ("Deaton") (each a "Party" collectively, the "Parties"). As used in this Agreement, the term "Closing Date" shall refer to the first date as of which all of the Parties have duly executed this Agreement.

                              W I T N E S S E T H:

                  WHEREAS, CVC and Deaton warrant and represent that CVC is the sole owner of all rights, title and interests in and to certain patents; and

                  WHEREAS, CVC wishes to assign to Inter*Act all rights, title and interests in and to such patents in exchange for valuable consideration.

                  NOW, THEREFORE, for and in consideration of the promises and covenants herein contained and other good and valuable consideration as set forth herein, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. ASSIGNMENT OF PATENTS.

     1.1. Assignment of Sale Patents to Inter*Act. CVC hereby sells, assigns, transfers and sets over to Inter*Act and to Inter*Act's successors and assigns all rights, title and interests in and to: (i) the patents * identified or described on Schedule A attached hereto; and (ii) * and foreign counterpart patents and patent applications, whether or not identified or described on Schedule A attached hereto, *((i) and (ii) above in this Section 1.1 shall hereinafter be collectively referred to as the "Sale

Patents"). CVC also hereby sells, assigns, transfers and sets over to Inter*Act and to Inter*Act's successors and assigns, all causes of action, claims, judgments, and/or other legal and equitable rights and remedies arising out of or in connection with the Sale Patents which have accrued or taken place prior to and including the Closing Date, including without limitation, the right to sue any third party for infringement of any or all of the Sale Patents and to collect and retain any damages resulting from the infringement of any of the Sale Patents, the same to be held and enjoyed by Inter*Act, for its own use and benefit and for the use and benefit of its successors and assigns, as fully and entirely as if the same would have been held and enjoyed by CVC in the absence of this Agreement. CVC and Deaton covenant and agree to execute all additional instruments and to do all things necessary to carry out the purposes of this
Section 1.1.

     1.2. *

     1.3. Release of Claims. As additional consideration for this Agreement, CVC, Deaton and Inter*Act hereby release one another and the other's affiliates, subsidiaries, shareholders, officers, and directors, from and against any and all actions, causes of actions, claims, judgments, liabilities and damages which have or may have accrued from the beginning of the world up through and including the Closing Date, including without limitation, any and all actions, causes of actions, claims, judgments, liabilities and damages arising from or in connection with the Sale Patents * and any patents owned by Inter*Act as of the Closing Date.

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



     1.4. Form of Assignment. On the Closing Date, CVC shall execute an assignment document in the form of the assignment document attached hereto as
Exhibit 1, to be filed by Inter*Act in the United States Patent and Trademark Office ("PTO") or other appropriate authority, which conveys to Inter*Act all rights, title and interests in and to the Sale Patents in accordance with
Section 1.1 hereof. CVC further agrees to execute such other forms as may be requested by Inter*Act, to evidence CVC's assignment of the Sale Patents to Inter*Act in accordance with this Agreement, necessary in any jurisdiction.


2. CONSIDERATION.


     2.1. * Consideration. On the Closing Date, Inter*Act shall pay to CVC * payable by wire transfer as designated by CVC.

     2.2. Promissory Note. On the Closing Date, Inter*Act shall issue to CVC a * promissory note in the form attached hereto as Exhibit 2 (the "Note").


     2.3. Consulting Services by Deaton. Deaton shall provide consulting services to Inter*Act as reasonably requested by Inter*Act and agreed to by Deaton, with respect to any technical, legal and/or business issues involving the Sale Patents for a period of three (3) years commencing upon the Closing Date. In exchange for such consulting services, Inter*Act shall pay to Deaton one hundred thousand dollars (U.S.) ($100,000) for each calendar year, plus reasonable pre-approved expenses incurred. The foregoing annual consulting fees shall be payable in arrears in four equal installments of twenty five thousand dollars (U.S.) ($25,000) per calendar quarter within thirty (30) days following the close of each such calendar quarter.


3. DELIVERY OF RECORDS. Within five (5) days after the Closing Date, CVC and Deaton shall, and shall cause their counsel to, deliver to Inter*Act's counsel, all originals and copies of all prosecution histories and documents which relate or refer to the Sale Patents, including without limitation, all correspondence to and from, and all memoranda, notes, and drafts authored by, the PTO, the inventor(s) of the Sale Patents, CVC, and their respective counsel (including foreign associate counsel), and all prior art of which the inventor(s), CVC and their respective counsel (including foreign associate counsel) are aware (collectively, the "Records"). CVC and Deaton shall also provide copies of documents relating to Deaton's conception and reduction to practice of the Sale Patents, and Deaton and CVC shall maintain custody of the originals of such documents. CVC and Deaton (and their counsel) shall provide their reasonable assistance, at Inter*Act's expense, with respect to the transition and interpretation of the Records.


4. OTHER OBLIGATIONS CONCERNING PATENTS.

     4.1. *


     4.2. Covenant Not to Sue CVC and Deaton. Inter*Act hereby covenants that neither Inter*Act, nor Inter*Act's affiliates, subsidiaries, successors, assignees, licensees or transferees, shall bring any legal action or proceeding against CVC and/or Deaton with respect to any alleged infringement of the Sale Patents or any of the patents owned by or licensed by Inter*Act as of the Closing Date, provided that CVC's and Deaton's activities are identical or substantially similar to those activities in which CVC has commercially engaged up to and including the Closing Date or as expressly set forth or described on Schedule C hereto and further provided that such activities do not include or involve: (i) interactive multimedia kiosk-based applications; or (ii) any system or method where a manufacturer reimburses or subsidizes the cost of the incentive, discount and/or coupon or otherwise compensates CVC, Deaton or (except for side agreements between manufacturers and retailers) the retailer for offering such incentive, discount and/or coupon (collectively, the "Prohibited Activities"). Inter*Act shall require any purchaser, assignee or licensee of any of the Sale Patents to agree in writing to the provisions of this Section 4.2.

     4.3. *

     4.4. *

5. DISPUTE RESOLUTION.


     5.1. Communication Among the Parties. The Parties hereby acknowledge and agree that it is in their mutual best interest not to become involved in disputes with one another in connection with any of the Sale Patents, * and/or any patents owned or licensed by Inter*Act. In furtherance of maintaining positive and open relations among the Parties, Inter*Act shall keep CVC and Deaton reasonably informed regarding Inter*Act's activities, and CVC and Deaton shall keep Inter*Act reasonably informed regarding CVC's and Deaton's activities.


     5.2. *

     5.3. Obligations of Inter*Act. In the event that Inter*Act believes that CVC is infringing any of the Sale Patents, or any of the patents owned or licensed by Inter*Act, then Inter*Act's sole and exclusive remedy with respect to any such alleged infringement, both in equity and in law, shall be the commencement of a binding arbitration proceeding in Wilmington, Delaware in accordance with the rules and procedures of the American Arbitration Association, which proceeding shall determine all issues with respect to the subject Sale Patent(s) (and/or other patent(s) owned or licensed by Inter*Act) including without limitation, the validity and enforceability of such Sale Patent(s) (and/or other patent(s) owned or licensed by Inter*Act), whether or not infringement of the Sale Patent(s) (and/or other patent(s) owned or licensed by Inter*Act) has occurred, and if appropriate, the award of damages and/or injunctive relief, provided however, that prior to the commencement of any such arbitration proceeding, Inter*Act shall be required to:
(i) make a good faith, documented determination supported by a written opinion from legal counsel (and provide a copy of same to CVC) setting forth (a) the manner in which CVC is infringing the Sale Patent(s) (and/or other patent(s) owned or licensed by Inter*Act) and (b) an express conclusion that the allegedly infringing activities of CVC are not identical or substantially similar to the activities in which CVC and/or Deaton was engaged as of the Closing Date or as set forth in Schedule C, or the allegedly infringing activities of CVC constitute Prohibited Activities; (ii) provide CVC with written notice that CVC is infringing one or more claims in the Sale Patent(s) (and/or other patent(s) owned or licensed by Inter*Act); (iii) enter into and participate, in good faith, in a dialogue with CVC, for a minimum of seventy five (75) days following CVC's receipt of written notice from Inter*Act that CVC is infringing one or more claims in the Sale Patent(s) (and/or other patent(s) owned or licensed by Inter*Act) with the goal of resolving such conflict; (iv) at the end of such seventy five (75) day period, provide CVC with written notice of CVC and Inter*Act's failure to resolve the conflict; and (v) provide CVC with written notice of Inter*Act's intent to bring an arbitration proceeding followed by a two (2) week period after CVC's receipt of such written notice. In the event that Inter*Act (or its successors, assignees and/or licensees) commences an arbitration proceeding against CVC in connection with any of the Sale Patents (and/or other patent(s) owned or licensed by Inter*Act) following the satisfaction of the aforementioned conditions, then it shall be a complete defense to such action that the accused CVC activities are identical or substantially similar to the activities in which CVC was engaged as of the Closing Date or as set forth on Schedule C attached hereto, and such activities are not Prohibited Activities. In the event Inter*Act enters into any sale, transfer, assignment, set over or license with any third party with respect to the Sale Patents (and/or other patents owned or licensed by Inter*Act) then Inter*Act shall be required to impose written, contractual obligations on such third party requiring such third party to comply in all respects with the terms and conditions of this Section 5.3; and in the event that Inter*Act fails to impose such written contractual obligations, Inter*Act shall indemnify and defend and hold CVC harmless from and against any and all actions brought in a manner contrary to this Section 5.3 by such third party who had not been contractually bound to comply with the terms and conditions in this Section 5.3. CVC and Deaton agree that with respect to the Sale Patents (and/or other patents owned or licensed by Inter*Act) they shall not file any declaratory judgment action seeking a declaration of invalidity, unenforceability or non-infringement of any of the Sale Patents (and/or other patents owned or licensed by Inter*Act) and/or seeking to declare that Inter*Act is not infringing one or more of the Sale Patents (and/or other patents owned or licensed by Inter*Act), provided however, that in the event that Inter*Act does not commence the binding arbitration proceeding within sixty (60) days following the two (2) week period after CVC's receipt of Inter*Act's written notice of the intention to commence such binding arbitration proceeding against CVC, CVC and Deaton shall then have the right to commence a binding arbitration proceeding for a declaratory judgment in Wilmington, Delaware in accordance with the rules and procedures of the American Arbitration Association. In no event shall CVC or Deaton or their successors, assignees and/or licensees contest the validity or enforceability of any of the Sale Patents. Inter*Act further agrees that under no circumstances shall Inter*Act initiate any legal action, or threaten to take any legal action, against any customer or supplier of CVC for infringement of any of the Sale Patents (and/or patents owned or licensed by Inter*Act) to the extent that such alleged infringement arises out of activities engaged in by such customer or supplier in conjunction with, or in connection with, CVC.

6. *

     6.1. *

     6.2. *


7. LICENSE GRANT AND RESTRICTIONS.


     7.1. License to CVC. Inter*Act hereby grants to CVC a non-exclusive, non-transferable (except as expressly provided in this Agreement) non-assignable (except as expressly provided in this Agreement), royalty-free, personal license under the Sale Patents solely to operate, strictly for CVC's and its retail establishment customers' own benefit, a system or method identical to or substantially similar to that commercially practiced by CVC before or on the Closing Date or as set forth in Schedule C attached hereto (the "License Back"); provided that CVC shall not be permitted under the License Back to, and shall not, engage in any activities not expressly described in the immediately preceding sentence, including without limitation, the Prohibited Activities. Inter*Act hereby reserves any and all rights in and to the Sale Patents not expressly granted to CVC in this Section 7.1 as part of the License Back. Inter*Act agrees that in any assignment or transfer by Inter*Act of the Sale Patents, it shall include a provision requiring said assignee or transferee to honor the License Back.


     7.2. Restrictions. CVC shall have no right to sublicense, assign, or transfer the License Back or any of its rights under the License Back to any entity or person or other third party and any such attempted sublicense, assignment or transfer shall cause the License Back to automatically terminate and become null and void, provided however, that CVC shall have the right to permit its retail establishment customers to use for their own internal purposes CVC's systems or methods authorized under the License Back on a non-transferable, non-exclusive basis solely in their geographic community, and provided further that CVC shall have the right to transfer and/or assign the License Back in connection with a sale of CVC or any portion thereof or any control or indicia of control thereof, subject to and solely as permitted by the provisions of Article 6 hereof, and further provided that the License Back shall not be, and CVC shall use its best efforts (including the imposition of written contractual obligations) to ensure that, the License Back shall not be further transferred or assigned by such permitted purchaser of CVC or any portion thereof or any control or indicia of control thereof or by any such retail establishment.

     7.3. CVC Bankruptcy Or Insolvency. The License Back shall automatically terminate and shall become null and void in the event that CVC: (i) ceases doing business; or (ii) becomes or is declared insolvent, (i.e., unable to pay debts as they become due in the ordinary course) or bankrupt and such insolvency or bankruptcy continues for a period of thirty
(30) days or more; or (iii) becomes the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it and such proceeding continues for a period of thirty (30) days or more; or (iv) makes an assignment for the benefit of all or substantially all of its creditors; or (v) enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations.


     7.4. Nature of License Back. CVC and Deaton hereby acknowledge and agree that the License Back is personal in nature to CVC and is granted to CVC hereunder strictly in accordance with the terms hereof. CVC and Deaton further acknowledge and agree that Inter*Act would be irreparably harmed in the event that the License Back or any right thereunder is transferred, sublicensed, or assigned to any entity or person in contravention of this Agreement.


     7.5. Inter*Act Bankruptcy or Insolvency. The provisions of Sections 4.4, and 6.1 shall automatically terminate and shall become null and void in the event that Inter*Act (i) ceases doing business; or (ii) becomes or is insolvent (i.e., unable to pay debts as they become due in the ordinary course) or bankrupt and such insolvency or bankruptcy continues for a period of thirty (30) days or more; or (iii) becomes the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it and such proceeding continues for a period of thirty (30) days or more; or (iv) makes an assignment for the benefit of all or substantially all of its creditors; or (v) enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations; provided, however, that, in such events, the License Back shall survive in full force and effect; and further provided that the provisions of Sections 6.2 and 7.2 shall not so terminate, but Sections 6.2 and 7.2 instead shall terminate only if Inter*Act commences a Chapter 7 liquidation proceeding or otherwise liquidates all or substantially all of its assets.

8. LITIGATION ASSISTANCE. In the event Inter*Act becomes involved in any legal action or proceeding with any third party involving any of the Sale Patents, CVC and Deaton shall provide, and shall cause its counsel to provide, reasonable assistance, at Inter*Act's expense, in any such legal action or proceeding, including without limitation, appearing and testifying at depositions, hearings and trials. To the extent CVC and/or Deaton become involved in any such legal action or proceeding, CVC and Deaton hereby agree to be represented by counsel selected by Inter*Act, and reasonably acceptable to Deaton, at Inter*Act's reasonable expense. At CVC's and Deaton's expense, CVC and/or Deaton shall be permitted to retain additional counsel which counsel shall cooperate with counsel of Inter*Act's choice.


9. COOPERATION ON PATENT APPLICATIONS. The Parties hereby acknowledge and agree that it is in their mutual best interest to keep one another reasonably informed with respect to any potential continuation, continuation-in-part, divisional and foreign counterparts patent applications in connection with the Sale Patents (to be prosecuted by Inter*Act) * . Accordingly, the Parties shall keep one another reasonably informed regarding such applications on a confidential basis and shall use reasonable efforts to coordinate such applications in advance of filing them with the appropriate authority to prevent any conflicts or inconsistencies which may otherwise arise with respect thereto.



10. REPRESENTATIONS AND WARRANTIES.


     10.1. Authority Relative to this Agreement. The Parties hereby represent and warrant that each has the full power and complete authority to enter into this Agreement and to carry out its respective obligations hereunder. CVC and Inter*Act represent and warrant that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by their respective Board of Directors and the requisite vote of their respective shareholders, if required under the law of their respective jurisdictions. This Agreement constitutes a valid and binding obligation on each of the Parties enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. CVC and Inter*Act represent and warrant that no other corporate proceedings are necessary to respectively authorize this Agreement and the transactions contemplated hereby.

     10.2. Representations and Warranties of CVC and Deaton. CVC and Deaton represent and warrant that: (i) CVC is the owner of all rights, title and interests in and to the Sale Patents * and that, subject to the site licenses set forth in Schedule E hereto, neither CVC nor Deaton has granted to any third party, any license rights or any other rights, title and/or interests in and to the Sale Patents * (ii) other than the Sale Patents *, neither CVC, nor Deaton, has any ownership rights whatsoever in any other patents or patent applications relating in any way to in store couponing, promotions or incentives or to the subject matter of the Sale Patents *, in any jurisdiction; (iii) Inter*Act will, as of the Closing Date, be the sole owner of the Sale Patents; (iv) subject to the site licenses of Schedule E hereto, neither CVC nor Deaton has entered nor will they enter into any agreement or understanding with any third party that would interfere with or impair CVC's or Deaton's right to enter into this Agreement or Inter*Act's rights in and to the Sale Patents under this Agreement;
(v) subject to the correspondence contained in the files set forth in Schedule F hereto, neither CVC nor Deaton has received written notice of any claim or demand of any person or entity pertaining to any prosecution, suit, action or proceeding pending or threatened, that challenges the validity or enforceability of any of the Sale Patents or Inter*Act's rights to purchase the Sale Patents, other than attempts by Catalina Marketing Corporation and/or Catalina Marketing International, Inc. to provoke interferences in the PTO (the "Interference Attempts"), and other than those Interference Attempts, CVC and Deaton know of no fact that would cause any of the Sale Patents to be invalid or unenforceable;
(vi) other than actions taken by the U.S. or foreign patent offices, and disclosed to Inter*Act, no aspect of any of the Sale

Patents is subject to any action or any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency; (vii) CVC is not engaged in any litigation, and, to the knowledge of CVC and/or Deaton, no litigation is threatened with respect to any of the Sale Patents other than the Interference Attempts; (viii) CVC and Deaton have provided Inter*Act and its counsel, accountants and/or other representatives with access to and copies of all books, records, documents, reports, contracts, government filings, personnel and other information concerning the business of CVC and the Sale Patents and requested by Inter*Act in connection with its due diligence review of CVC, the Sale Patents* ; (ix) neither CVC nor Deaton shall take any action which would interfere with the enforceability, validity or Inter*Act's quiet enjoyment of any of the Sale Patents; (x) CVC and Deaton shall, within five (5) business days following the Closing Date, terminate each of the site licenses identified in Schedule E in all respects, * and not with respect to the Sale Patents; and (xi) CVC and Deaton, within five (5) business days after the Closing Date, shall file, pursuant to 37 C.F.R. 'SS' 1.138, in the PTO, a written declaration of abandonment of patent application number 08/096,921, filed July 23, 1993. CVC further represents and warrants and Deaton, to his current knowledge, represents and warrants, that: (a) all the Sale Patents have been duly filed in the PTO or in the appropriate foreign patent office in other jurisdictions, and all communications from CVC to the PTO and appropriate foreign patent office have been accurate and truthful, all the Sale Patents have been properly maintained in accordance with all applicable laws, rules, and regulations and all fees associated therewith have been paid; and (b) other than those documents reviewed by Inter*Act during its due diligence review, neither CVC nor Deaton, based on their best recollections as of the Closing Date, is aware of any documents that would reveal any material fact with respect to the title, validity and/or enforceability of the Sale Patents * .

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


     10.3. LIMITATION ON WARRANTIES BY CVC AND DEATON. OTHER THAN THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, CVC AND DEATON DO NOT WARRANT AND MAKE NO REPRESENTATIONS REGARDING THE VALIDITY, ENFORCEABILITY OR SCOPE OF ANY CLAIM OR CLAIMS OF THE SALE PATENTS, NOR AS TO THE OUTCOME OF ANY INTERFERENCE INVOLVING THE SALE PATENTS AND INSTITUTED BY THE U.S. OR ANY FOREIGN PATENT OFFICE OR INSTITUTED AT THE REQUEST OF A THIRD PARTY, INCLUDING CATALINA MARKETING CORPORATION.


     10.4. Representations of Inter*Act. Inter*Act hereby acknowledges and agrees that it has conducted due diligence relative to the Sale Patents, using its attorneys, prior to execution of this Agreement and that CVC and Deaton have provided certain documents and information requested by Inter*Act during its due diligence prior to execution of this Agreement. Inter*Act further acknowledges that it has been made aware of attempts by Catalina Marketing Corporation and/or Catalina Marketing International, Inc. to commence interference proceedings with respect to one or more of the Sale Patents.


     10.5. LIMITATION ON WARRANTIES BY INTER*ACT. OTHER THAN THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, INTER*ACT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.

11. *

12. INDEMNIFICATION. CVC, at its sole expense, shall indemnify, defend and hold harmless Inter*Act and Inter*Act's affiliates, subsidiaries, shareholders, directors, officers and employees from and against any and all claims, causes of actions, actions, judgments, liabilities and/or damages, including without limitation, reasonable expenses and attorneys' fees, arising out of or in connection with any allegation, fact or circumstance which, if true, would constitute a breach of an express warranty or representation of CVC or Deaton under this Agreement.

13. NO CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO THE PARTIES' EXPRESS WARRANTY OBLIGATIONS, CVC'S INDEMNIFICATION OBLIGATIONS, AND CVC'S LICENSE BACK RESTRICTIONS UNDER THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF EVEN IF THE PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

14. LIMITATION ON DEATON'S LIABILITY. DEATON'S AGGREGATE PERSONAL LIABILITY WITH RESPECT TO ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL NOT EXCEED * RECEIVED BY CVC UNDER THIS AGREEMENT.

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


 15. CONFIDENTIALITY.


     15.1. Confidential Information. All Parties agree that in connection with this Agreement, Confidential Information (as defined below) of one Party (the "Disclosing Party") may be disclosed to another Party (the "Receiving Party"). "Confidential Information" shall mean all information, materials, and knowledge, whether in written, oral or other form, furnished or made available by a Disclosing Party to a Receiving Party, whether or not designated as Confidential Information, constituting, containing, referring to or revealing: (i) the payment terms of this Agreement; or (ii) proprietary and confidential financial information of a Disclosing Party; or (iii) proprietary and confidential business plans and strategies of a Disclosing Party; or (iv) trade secrets and other proprietary ideas, concepts, know-how, technologies, inventions, and methodologies of a Disclosing Party.

     15.2. Non-Disclosure. All Parties agree to maintain the strict confidentiality of the Confidential Information of the Disclosing Party and shall not: (a) transfer or disclose any Confidential Information of the Disclosing Party, directly or indirectly, to any third party; (b) copy the Confidential Information of the Disclosing Party or remove any proprietary notices from originals or copies without the prior written approval of the Disclosing Party; or (c) take any other action with respect to the Confidential Information of the Disclosing Party inconsistent with the confidential and proprietary nature of such Confidential Information. The Parties further agree to: (i) safeguard and protect the Confidential Information of the Disclosing Party, using procedures no less rigorous than those procedures used to protect its own confidential information; and (ii) return all Confidential Information to the Disclosing Party (and all permitted copies thereof) to the Disclosing Party, at the written request of such Disclosing Party. The Parties shall be permitted to disclose the Confidential Information of any Disclosing Party to their employees or legal or financial advisors having a need for access thereto in connection with this Agreement who either: (i) have been instructed as to, and have agreed to be

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


bound by, the confidentiality obligations hereunder prior to being given access to the Confidential Information; or (ii) are subject to a written agreement that protects the use and disclosure of the Confidential Information to the extent protected by this Agreement. The Parties shall take steps, no less rigorous than those they take to protect their own confidential information, to prevent their employees, agents or subcontractors from acting in a manner inconsistent with the terms of this Agreement.


     15.3. Exclusions. Notwithstanding the foregoing, Confidential Information of a Disclosing Party shall not include information: (a) required by law to be disclosed; (b) that becomes part of the public domain other than as a result of a violation of this Agreement; (c) that was in the possession of a Receiving Party prior to the disclosure by a Disclosing Party from a source who was not known by Receiving Party to be bound by a duty of confidentiality to Disclosing Party; or (d) that was independently developed by a Receiving Party as demonstrated by written documentation. Notwithstanding anything to the contrary in this Article 15, Inter*Act shall have the right to disclose this Agreement and its terms in its required filings with the Securities and Exchange Commission and/or other governmental authorities.


16.      MISCELLANEOUS

     16.1. Force Majeure. No Party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that Party's reasonable control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

     16.2. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to conflict of laws principles. Except as otherwise provided in
Article 5 hereof, the sole and exclusive jurisdiction for any case or controversy arising out of this Agreement shall be in the appropriate state or federal court in Wilmington, Delaware.

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     16.3. Entire Agreement. The Parties acknowledge that this Agreement, including the Exhibits and Schedules attached hereto and any documents incorporated by reference herein constitute the complete and exclusive statement of the terms and conditions among the Parties, which supersedes all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement, provided however, that the Confidential Disclosure Agreement, dated May 6, 1998, between CVC and Inter*Act (the "Confidentiality Agreement") shall remain in full force and effect provided however, that in the event of a conflict between the terms and conditions of this Agreement and the Confidentiality Agreement, the terms and conditions of this Agreement shall prevail. This Agreement may not be modified or altered except by a written instrument duly executed by all the Parties.

     16.4. Severability. In the event any provision hereof shall be deemed invalid or unenforceable by any court or governmental agency, such provision shall be deemed severed from this Agreement and replaced by a valid provision which approximates as closely as possible the intent of the parties. All remaining provisions shall be afforded full force and effect.

     16.5. No Waiver. No delay or omission by any Party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the Parties hereto of any of the covenants to be performed by any other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

     16.6. Headings. The headings of the articles and sections used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

     16.7. No Third Party Beneficiaries. The Parties agree that this Agreement is for the benefit of the Parties hereto and is not intended to confer any rights or benefits on any third

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party,  and that there are no third party  beneficiaries as to this Agreement or any part or specific provision of this Agreement.

     16.8. Notice. Wherever under this Agreement a Party is required or permitted to give notice to another Party, such notice shall be deemed given when delivered in hand, when telecopied or faxed and receipt confirmed, when sent by overnight courier service to the address specified below, or when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

          In the case of Inter*Act:

          Mr. Stephen R. Leeolou
          Inter*Act Systems, Incorporated
          14 Westport Avenue
          Norwalk, CT 06854
          FAX #: 910-545-4806

          with copies to:

          Jeffrey P. Weingart, Esq.
          Brown Raysman Millstein Felder & Steiner LLP
          120 West 45th Street
          New York, NY 10036
          FAX #: 212-840-2429


          In the case of CVC:

          P.O. Box 387
          Abilene, Texas  79601



         with copies to:

         Jerry W. Mills, Esq.
         Baker & Botts, L.L.P.
         2001 Ross Avenue
         Dallas, Texas  75201



         In the case of Deaton:

         1201 Cedar Crest Drive
         Abilene, Texas 79601

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          with copies to:

          Jerry W. Mills, Esq.
          Baker & Botts, L.L.P.
          2001 Ross Avenue
          Dallas, Texas  75201


                  Any Party hereto may from time to time change its address for notification purposes by giving the other written notice of the new address and/or fax number and the date upon which it will become effective.


     16.9. Independent Contractor. The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall be construed to make any of the Parties joint venturers, principals, agents or employees of any other Party. No Party shall have any right, power or authority, express or implied, to bind any other Party.


     16.10. Counterparts. This Agreement may be executed in three counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


     16.11. Assignment. Neither CVC nor Deaton may assign or transfer this Agreement or any portion hereof or obligation or right herein to any person or entity without the prior written consent of Inter*Act, and any attempt to do so shall automatically render the License Back and Inter*Act's payment obligations hereunder null and void.


     16.12. Termination and Survival. Upon the occurrence of an Event of Default under the Note (as the term "Event of Default" is defined in the Note), and such Event of Default remains uncured for a period of thirty (30) days following Inter*Act's receipt of written notice thereof from CVC, then this Agreement shall terminate in all respects, except that Sections 1.1, 1.3, 1.4, 7.1, 7.2, 7.3, 7.4, 10.1, 10.2, 10.3, 10.4, 12, 13, 14, 15.1, 15.2, 15.3, and 16.2 hereof shall survive such termination.

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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names as of the respective dates written below.


INTER*ACT SYSTEMS, INCORPORATED               CREDIT VERIFICATION CORPORATION

By:  /s/ Stephen R. Leeolou                   By:    /s/ David W. Deaton
     -----------------------------               -------------------------------

Name:  Stephen R. Leeolou                     Name:     David W. Deaton
     -----------------------------               -------------------------------

Title:      Chairman & CEO                    Title:         President
     -----------------------------               -------------------------------

Date:       May 22, 1998                      Date:          5/22/98
     ----------------------------                -------------------------------





DAVID W. DEATON


Signature:   /s/ David W. Deaton
          -----------------------

Date:     5/22/98
          -----------------------

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                             SCHEDULES AND EXHIBITS

Schedule A:  Sale Patents

Schedule B:  Other Rights

Schedule C:  Activities of CVC and Deaton

Schedule D:  Competitors

Schedule E:  Site Licenses

Schedule F:  Files Relating to Sale Patents

Exhibit 1:  Assignment

Exhibit 2:  Note








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